UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-37388	Talen Energy Corporation (Exact name of Registrant as specified in its charter) Delaware (State or other jurisdiction of incorporation) 835 Hamilton Street, Suite 150 Allentown, PA 18101-1179 (888) 211-6011	47-1197305
1-32944	Talen Energy Supply, LLC (Exact name of Registrant as specified in its charter) Delaware (State or other jurisdiction of incorporation) 835 Hamilton Street, Suite 150 Allentown, PA 18101-1179 (888) 211-6011	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.

As previously announced via a press release on October 28, 2015, on Tuesday, November 10, 2015, Paul Farr, President and Chief Executive Officer of Talen Energy Corporation (“Talen Energy”) will make a presentation to investors and financial analysts at the Edison Electric Institute's ("EEI") annual financial conference in Hollywood, Florida. Mr. Farr will discuss Talen Energy’s strategy and general business outlook.

The presentation will be webcast live at the Investors & Media section of www.talenenergy.com, where slides of the presentation will be available as of Monday, November 9, 2015. An archived replay of the presentation will be available for 30 days after the conference.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION

By:	/s/ Russell R. Clelland
Russell R. Clelland Vice President and Treasurer

TALEN ENERGY SUPPLY, LLC

By:	/s/ Russell R. Clelland
Russell R. Clelland Vice President and Treasurer

Dated:  November 9, 2015